UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2011

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (907) 789-4844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Alaska Pacific Bancshares, Inc. (“Company”) was held on May 17, 2011.

(b)
There were a total of 654,486 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 511,262 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted by the Board of Directors to a vote of stockholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors for the terms indicated:

	FOR		WITHHELD		BROKER NON-VOTES
	No. of votes	Percentage of outstanding shares	No. of votes	Percentage of outstanding shares	No. of votes
Three year terms:
Craig E. Dahl	190,203	93.25%	13,769	6.75%	307,290
Hugh N. Grant	191,670	93.97%	12,302	6.03%	307,290
Doug Andrew	192,499	94.38%	11,473	5.62%	307,290

Based on the votes set forth above, Messrs. Dahl, Grant and Andrew were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of stockholders in 2014; each to serve until their respective successors have been duly elected and qualified.

The terms of Directors William J. Schmitz, Scott C. Milner, BethAnn Chapman, William A. Corbus, Maxwell S. Rule and Linda C. Thomas continued.

Proposal 2.  Advisory approval of the compensation of the Company’s named executive officers. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
176,901	13,471	13,600	307,290

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by stockholders.

Proposal 3.   Ratification of the appointment of Moss Adams LLP as the Company’s independent auditors for the year ending December 31, 2011.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
485,913	306	25,043	-0-

Based on the votes set forth above, the appointment of Moss Adams LLP as the Company’s independent auditors to serve for the year ending December 31, 2011 was duly ratified by the stockholders.

(c)           None.
(d)           Not applicable.

Item 9.01 Financial Statements and Exhibits

(d)	None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

DATE: May 19, 2011	By: /s/Craig E. Dahl
Craig E. Dahl
President and Chief Executive Officer